Northeast Investors Trust
                               150 Federal Street
                          Boston, Massachusetts 02110


Dear Fellow Shareholder:

         You are cordially invited to attend a Special Meeting (the "Special Meeting") of Beneficiaries of Northeast Investors Trust (the "Trust") to be held on Monday, May 16, 2005 at 10:00 a.m. local time at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., 38th Floor, Boston, MA 02111.

         The principal purpose of the Special Meeting will be to elect new Trustees to expand the Board in light of recently adopted SEC regulations. Certain proposed amendments to modernize the Declaration of Trust and make conforming changes in the Trust's current investment restrictions will also be presented.

         Whether or not you plan to attend the Special Meeting, your vote is needed. Whether or not you plan to attend the Special Meeting, please complete, sign, date and return the enclosed proxy card promptly or vote either electronically or by telephone as soon as possible in accordance with the instructions on the proxy card. Should you choose to vote by returning the proxy by mail, a pre-addressed, postage-paid return envelope is enclosed for your convenience.

         We look forward to seeing you at the Special Meeting or receiving your proxy so your shares may be voted at the Special Meeting.

                                                     Sincerely yours,



                                                     Bruce H. Monrad
                                                     Chairman


       Shareholders Are Urged to Sign and Return the Enclosed Proxy Card in the Enclosed Envelope or to Vote either Electronically or by Telephone.

                           NORTHEAST INVESTORS TRUST
                               150 Federal Street
                          Boston, Massachusetts 02110



              CALL AND NOTICE OF SPECIAL MEETING OF BENEFICIARIES

To the Beneficiaries:

          Pursuant to the Agreement and Declaration of Trust of Northeast Investors Trust (the "Trust"), the Trustees hereby call and give notice of a Special Meeting of the Beneficiaries to be held at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., 38th Floor, One Financial Center, Boston, Massachusetts, on Monday, May 16, 2005, at 10:00 a.m. local time, for the following purposes:

          1.      To elect Trustees.

          2. To consider and act upon proposed amendments to the Declaration of Trust for the following purposes:

                   2.1    To permit the Trust to have more than seven Trustees;

                   2.2 To modify or eliminate certain investment restrictions and limitations in the Declaration of Trust;

                   2.3 To provide for the Trust to have a perpetual existence; and

                   2.4 To modify the provisions with respect to amendments to the Declaration of Trust;

          3. To consider and act upon proposed changes in the investment restrictions and limitations of the Trust to conform to Item
                  2.2 above; and

          4. To transact such other business as may properly come before the meeting.

The foregoing matters may be acted upon at said Special Meeting or at any adjournment thereof.

          The Trustees have fixed the close of business on April 6, 2005, as the time as of which beneficiaries entitled to notice thereof and to vote at the meeting or any adjournment thereof shall be determined.

                                    TRUSTEES

Ernest E. Monrad                                              C. Earl Russell
Bruce H. Monrad                                               J. Murray Howe
Fred L. Glimp                                                 Peter J. Blampied
                                Robert B. Minturn




April 6, 2005

                       WE NEED YOUR PROXY VOTE IMMEDIATELY

          You may think your vote is not important, but it is vital. The Amendment to the Declaration of Trust, which among other things is necessary to permit the Trust to have an adequate number of independent Trustees consistent with recently adopted regulations, requires a vote of two/thirds in interest of the beneficiaries. Whether you plan to attend the Special Meeting or not, you are requested to complete, sign, date and return the enclosed proxy card or to vote either electronically or by telephone as soon as possible in accordance with the instructions on the proxy card. A pre-addressed, postage-paid return envelope is enclosed for your convenience should you choose to vote by returning the proxy via mail. Clearly, your vote could be critical in allowing the Trust to accomplish its objectives, so please return your proxy immediately.

                                 PROXY STATEMENT

          This proxy statement has been prepared in connection with the solicitation by the Trustees of proxies in the accompanying form from the record owners of the _______ shares of beneficial interest outstanding April 6, 2005. Each shareholder of record on that date shall be entitled to one vote for each share outstanding in his name. Such proxies are to be used at the Special Meeting of the Beneficiaries to be held on May 16, 2005.

          It is expected that the solicitation of proxies will be primarily by mail and telephone. The costs of the solicitation of proxies will be borne by the Trust. The Trust will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of shares. The Trust's officers or an independent proxy solicitation agent may assist in the solicitation of proxies by telephone, facsimile, personal interview or the Internet. If the Trust or its agent records proxy votes by telephone or the Internet, it will use procedures to authenticate shareholders' identities, to allow shareholders to authorize the voting of their shares in accordance with their instructions and to confirm that their instructions have been properly recorded. Any shareholder giving a proxy may revoke it at any time before it is exercised by submitting to the Trust a written notice of revocation or a subsequently executed Proxy Card or by attending the Meeting and electing to vote in person. Proxies given by telephone or the Internet may be revoked at any time before they are voted in the same manner as proxies given by mail.

      The following summarizes the proposals to be voted on at the Meeting.

Proposals

         1.        To elect as Trustees of the Trust the following:
                        Ernest E. Monrad,
                        Bruce H. Monrad,
                        Fred L. Glimp,
                        J. Murray Howe,
                        Peter J. Blampied,
                        Marshall I. Goldman,
                        George P. Beal,
                        Charles R. Daugherty and
                        Hon. Maurice H. Richardson;

          2. To consider and act upon proposed amendments to the Declaration of Trust for the following purposes:

                   2.1      To permit the Trust to have more than seven
                            Trustees;

                   2.2 To modify or eliminate certain investment restrictions and limitations in the Declaration of Trust;

                   2.3 To provide for the Trust to have a perpetual existence; and

                   2.4 To modify the provisions with respect to amendments to the Declaration of Trust; and

         3. To consider and act upon proposed changes in the investment restrictions and limitations of the Trust to conform to
                   Item 2.2 above.

          The Trust's Board of Trustees unanimously recommends a vote FOR the Proposals described in this Proxy Statement.

                              ELECTION OF TRUSTEES

         The Trustees elected at the meeting will serve until their resignation or the appointment of their successors. In the absence of contrary instructions, proxies will be voted and for the election of the individuals named above as Trustees. All the nominees have agreed to serve if elected.

         The following table provides certain information about the Trust's Trustees, the nominees for Trustee and certain Officers:

                                                                                     Principal
                                                                                     Occupation(s)
Name, Address                        Position(s) Held        Length of               During               Other Directorships
and Age                              with Trust              Time Served (1)         Last 5 Years         held by Trustee
Trustees Who are "Interested Persons" of the Trust and Officers
Ernest E. Monrad (2)                 Trustee                 44 Years                Trustee of the       Century Shares Trust,
150 Federal Street                                                                   Trust, Chairman      Century  Small Cap
Boston, MA                                                                           until May, 2000      Select , The New
Age 74                                                                                                    America High Income
                                                                                                          Fund, Inc., Northeast
                                                                                                          Investors Growth Fund
Bruce H. Monrad (2)                  Chairman and Trustee    11 Years                Trustee and
150 Federal Street                                                                   Officer of the
Boston, MA                                                                           Trust
Age 43
William A. Oates, Jr.                President               23 Years                Trustee and
150 Federal Street                                                                   President and
Boston, MA                                                                           Northeast
Age 62                                                                               Investors Growth
                                                                                     Fund

Gordon C. Barrett                    Executive Vice          17 Years                Chief Financial
150 Federal Street                   President and Chief                             Officer of the
Boston, MA                           Financial Officer                               Trust and
Age 48                                                                               Northeast
                                                                                     Investors Growth
                                                                                     Fund, Officer of
                                                                                     Northeast
                                                                                     Investment
                                                                                     Management, Inc.
Robert B. Minturn (3)                Trustee, Clerk, Vice    26 Years                Trustee, Clerk and   Northeast Investors
150 Federal Street                   President and Chief                             Chief Legal          Growth Fund
Boston, MA                           Legal Officer                                   Officer of the
Age 65                                                                               Trust



Trustees who are not "Interested Persons" of the Trust
C. Earl Russell (3)                  Trustee                 53 years                Adviser to the
10 Post Office Square                                                                accounting firm of
Boston, MA                                                                           Russell, Brier &
Age 96                                                                               Co.
Fred L. Glimp                        Trustee                 24 years                Special Assistant
1350 Massachusetts Ave.                                                              to President and
Cambridge, MA                                                                        former Vice
Age 78                                                                               President for
                                                                                     Alumni Affairs and
                                                                                     Development of
                                                                                     Harvard University
                                                                                     (voluntary basis
                                                                                     since January
                                                                                     2001)
J. Murray Howe                       Trustee                 18 years                Of counsel to the
One Post Office Square                                                               law firm of
Boston, MA                                                                           Sullivan &
Age 80                                                                               Worcester
Peter J. Blampied                    Trustee                 4 years                 President of         Access Capital
100 Grandview Road                                                                   Corcoran             Strategies, LLC
Braintree, MA 02184                                                                  Management Co.
Age 62                                                                               Inc. real estate






Name, Address                           Principal Occupation(s) During
and Age                                 Last 5 Years                         Other Directorships held by Nominee
New Nominees for Trustee




                                        Kathryn Wasserman Davis Professor
Marshall I. Goldman                     of Russian Economics (Emeritus) at
625 Massachusetts Avenue                Wellesley College, Associate
Davis Center                            Director of the Davis Center for
Cambridge, MA 02139                     Russian and Eurasian Studies at
Age 74                                  Harvard University                   Century Bank and Trust Co.

George P. Beal
88 Broad Street
Boston, MA 02110                        Managing Partner, Boston Family
Age 51                                  Office LLC

Charles R. Daugherty
Stanwich Advisors LLC
1 Dock Street
Stanford, CT 06902                      Managing Partner, Stanwich
Age 51                                  Advisors LLC



Hon. Maurice H. Richardson              Assistant Professor, Law &
55 Lake Avenue North                    Psychiatry Program, Department of
Worcester, MA 01655                     Psychiatry, University of
Age 76                                  Massachusetts Medical School


(1) The Trustees serve until their resignation or either the appointment or election of a successor and the officers serve at the pleasure of the Trustees.
(2)      Ernest E. Monrad and Bruce H. Monrad are father and son respectively.
(3)      Not standing for re-election at the Special Meeting.

Audit Committee

The Trustees have an Audit Committee presently consisting of Messrs. Russell,
Glimp, Howe and Blampied. The Audit Committee assists the Board of Trustees in fulfilling its responsibilities for the accounting and financial reporting practices of the Trust and provides a channel of communication between the Board of Trustees and the Trust's independent accountants. The provision of audit and non-audit services by the Trust's independent accountants is subject to prior approval by the Audit Committee. The Committee held five meetings during the last fiscal year.

The Trustees do not have an Audit Committee Financial Expert as defined under regulations of the Securities and Exchange Commission. Although the members of the Trust's Audit Committee have a variety of business and investment experience, none of them has been determined to meet the technical qualifications required in order to meet the definition of an Audit Committee
Financial Expert. Certain of the Trust's Trustees who are considered to be "interested persons" as defined in Section 2(a) (19) under the Investment
Company of 1940, as amended, do possess such qualifications, but it has been determined that the Audit Committee should consist entirely of independent
Trustees. The Audit Committee, under its charter, has the ability to retain independent advisers if it deems it necessary or appropriate without the need to seek approval from the management of the Trust.

Nominating and Governance Committee

The Trustees also have a Nominating and Governance Committee presently consisting of Messrs. Russell, Glimp, Howe and Blampied. This Committee, which is recently formed and did not meet during the last fiscal year, considers recommendations made by management or others for persons to serve as Trustee of the Trust. A current copy of the Committee's Charter is available on the Northeast Investors website (www.northeastinvestors.com) and is attached as Exhibit 1 to this proxy statement. The Committee has determined not to consider nominees to the Board of Trustees recommended by shareholders due to the expense and time commitment which would be required and in light of the relatively large number of independent Trustees which will be serving if the proposals before the Special Meeting are adopted.

Share Ownership

         The following table shows the dollar range of shares of the Trust beneficially owned by each Trustee and nominee for Trustee.

Name of Trustee                                                 Dollar Range of Equity Securities in the Trust

Trustees Who Are "Interested Persons" of the Trust
Ernest E. Monrad                                                Over $2,000,000
Bruce H. Monrad                                                 Over $2,000,000
Robert B. Minturn                                               Over $100,000

Trustees Who Are Not "Interested Persons" of the Trust
C. Earl Russell                                                 $50,001-$100,000
Fred L. Glimp                                                   Over $100,000
J. Murray Howe                                                  $10,001-$50,000
Peter J. Blampied                                               Over $100,000


New Nominees for Trustee
Marshall I. Goldman                                             None
George P. Beal                                                  $50,001-$100,000
Charles R. Daugherty                                            None
Hon. Maurice H. Richardson                                      Over $100,000


The total number of shares owned beneficially by the Trustees, officers and members of their immediate families on February 10, 2005 was 2,224,716 shares (0.90%).

Communications with the Trustees

         Any shareholder desiring to communicate with any Trustees may send a letter to:

         Board of Trustees
         Northeast Investors Trust
         150 Federal Street
         Boston, MA 02110
         Attn:  Clerk

                  COMPENSATION OF TRUSTEES AND CERTAIN OFFICERS

         Under the Declaration of Trust, the Trustees are entitled to receive an annual fee equal to 1/2 of 1% of the principal of the Trust, computed at the end of each quarter year at the rate of 1/8 of 1% of the principal at the close of such quarter. The principal of the Trust for this purpose is taken as a total of the value of the portfolio and other assets less all liabilities, except accrued Trustees' fees, valued set forth below under "Price and Net
Asset Value." The total Trustee fee paid to the Trustees and President for each of the fiscal years ended September 30, 2002, 2003 and 2004 was $7,353,792, $8,971,653, and $8,933,327 respectively.

         The following table shows the aggregate compensation paid during the fiscal year ended September 30, 2004 to the Trustees, President and Officers of the Trust from the Trustees fee or otherwise.

Name and Position                                            Aggregate Compensation Paid

Ernest E. Monrad, Trustee                                       $   2,888,314
Bruce H. Monrad, Chairman and Trustee                           $   3,306,001
William A. Oates, Jr., President                                $   2,339,012
Gordon C. Barrett, Executive Vice President and Chief           $     413,657
Financial Officer*
Robert B. Minturn, Vice President, Clerk, Trustee and           $     240,000
Chief Legal Officer
C. Earl Russell, Trustee                                        $      40,000
Fred L. Glimp, Trustee                                          $      40,000
J. Murray Howe, Trustee                                         $      40,000
Peter J. Blampied, Trustee                                      $      40,000

*Paid directly by the Trust; all other amounts shown are paid from the Trustees' fee.

Under the Trust, the Trustees are required to furnish to the Trust, from their compensation, financial and statistical services for the Trust and such office space as the Trust may require. No retirement benefits are provided by the Trust to any Trustee.


                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         The firm of Ernst and Young LLP ("E&Y") has been selected as the independent registered public accounting firm for the Trust.

         The independent registered public accounting firm examines annual financial statements for the Trust and provides other audit-related, non-audit, and tax-related services to the Trust. Representatives of E&Y are expected to be present at the Meeting, and will be available to respond to shareholder questions.

         The Trust's Audit Committee must pre-approve all audit and non-audit services provided by the independent registered public accounting firm relating to the operations or financial reporting of the Trust. Prior to the commencement of any audit or non-audit services to the Trust, the Audit
Committee reviews the services to determine whether they are appropriate and permissible under applicable law.

         The following information is provided with respect to fees charged the Trust by its independent registered public accounting firm during the last two fiscal years:

         (a) Audit Fees. The aggregate fees billed for the Trust's fiscal years ended September 30, 2004 and September 30, 2003 for professional services rendered by the Trust's principal accountant for the audit of its annual financial statements or services that are normally provided by such accountant in connection with statutory and regulatory filings were $80,000 and $143,250 respectively.

         (b) Audit-Related Fees. The aggregate fees billed for the Trust's fiscal years ended September 30, 2004 and September 30, 2003 for assurance and related services by the Trust's principal accountant reasonably related to the performance of the audit of the Trust's financial statements and not reported under Paragraph (a) were $53,500 and $70,000 respectively. Such services consisted of a report of the Trust's transfer agent's internal controls pursuant to rule
17AD-13, semi-annual report review and a report on the Trust's anti-money laundering controls and policies.

         (c) Tax Fees. The aggregate fees billed in the Trust's fiscal years ended September 30, 2004 and September 30, 2003 for professional services rendered by the Trust's principal accountant for tax matters were $6,000 and $8,250 respectively. Such services consisted of the preparation of the Trust's federal income and excise tax returns.

         (d) All Other Fees. No products or services were provided to the Trust during its last two fiscal years by its principal accountants other than the services reported in Paragraphs (a) -(c) above.

                   PROPOSAL TO AMEND THE DECLARATION OF TRUST

Amendment to permit the Trust to have more than seven Trustees.

         Article V, Section 1 of the Trust's Declaration of Trust presently provides that "The Beneficiaries may at a special meeting called for the purpose at any time elect Trustees in addition to those previously elected, provided that the total number of Trustees shall not at any time exceed seven (7)." While the Trust has been able to operate under this provision since it was organized in 1950, recent developments and current best practices in the mutual fund industry lead to the conclusion that this restriction is no longer appropriate. The Securities and Exchange Commission has recently adopted regulations, the compliance date for which is January 16, 2006, under which registered investment companies like the Trust would be required to have governing boards comprised at least 75% of members who are not "interested persons", a term defined in the Investment Act of 1940 as amended (the
"1940 Act"), of either the fund or any investment adviser of the fund. Since the Trust is internally managed it has no investment adviser, and the Board is currently comprised of a majority of trustees who are not "interested persons" of the Trust ("independent Trustees").

         The new regulation does not in fact at this time require the Trust to reconfigure its Board because it only applies to registered investment companies relying upon certain exemptions under the 1940 Act in connection with their operations. The Trust does not currently rely upon any of these exemptions, but it might do so in the future and, in any event, the Trustees believe that the standard created by the new regulations is properly viewed as a good governance practice.

         The current restriction in the Declaration of Trust, however, would preclude the Trust from meeting this standard if it has more than one Trustee who is not an independent Trustee. There are, in the judgment of the Trustees, sound business reasons why it may be desirable to have more than one Trustee who is an "interested person" serving, and if there are two such Trustees, then six independent Trustees are required, i.e. a Board consisting of eight
Trustees in total.

         Therefore in order to provide flexibility for the future and to permit the continued service of two or more non-independent Trustees, as is contemplated by the slate of nominees being presented at the Meeting, the Trustees unanimously recommend that the Beneficiaries vote FOR the Proposal to amend the Declaration of Trust by eliminating the provison "provided, that the total number of Trustees shall not at any time exceed seven (7)" in Article V,
Section 1.

Amendment to modify or eliminate certain investment restrictions and limitations.

         Article V, Section 4 of the Trust's Declaration of Trust provides, among other things for a series of restrictions on the powers of the Trustees to invest the Trusts assets. It is proposed to eliminate three of the restrictions and modify one other.

         The three restrictions proposed to be eliminated were included in the Declaration of Trust in response to requirements imposed upon mutual funds at the Trust's inception in 1950 by state securities law administrators. These requirements have not been imposed upon mutual funds for many years, and the Trust is, therefore, to a certain extent, at a competitive disadvantage in having to administer such restrictions at a time when funds typically are not subject to them. These three restrictions are as follows:

         1. The Trustees shall not invest in or retain in the portfolio of the Trust, the securities of any issuer in which the combined holdings of the Trustees individually are more than 1/2 of 1% of the outstanding shares of securities of such issuer.

         2. Nor shall the Trustees invest in the securities of any issuer that together with the predecessor thereof has been in continuous operation for less than three years.

         3. The Trustees shall not engage in buying or selling for the account of the Trust so-called, puts, calls, straddles or spreads.

         The first of these restrictions is difficult to administer because it requires monitoring holdings of the Trustees, comparing those holdings with the outstanding securities of an issuer, and then assuring that the Trust does not purchase any securities of that same issuer. The Trust has developed procedures for administering this restriction, but in view of the increased size and complexity of its portfolio this is an increasing burden and expense which appears to the Trustees to be unjustified in light of the fact that there is no longer a legal requirement which mandates such monitoring.

         The second item is a restriction that was intended as a matter of state regulatory policy to restrict mutual funds to investment in seasoned issuers. The Trust does follow this policy in general, although in an environment of increasing complexity of transactions, it is entirely possible that a newly organized enterprise would present an attractive opportunity for the shareholders of the Trust. There might be ambiguity, for example, as to whether a newly organized entity which consists of a combination of various business enterprises would be viewed as having been in "continuous operation" for the requisite three year period, even though all the components of the newly organized entity represent existing businesses. In order to avoid such ambiguities and permit the Trust to invest in newly organized enterprises when to do so would be of benefit to its shareholders, it is proposed that this restriction, based upon a regulatory policy which is longer applied generally to the Trust's competitors in the mutual find industry, be eliminated.

         The third policy referred to above prohibiting investments in puts, calls, straddles and spreads is again derived from the regulatory policies of state securities administrators existing at that time the Trust was organized and which are no longer generally applied in the mutual fund industry. While the Trust does not intend to invest in any significant manner in such instruments, in the current financial markets these are simply representative of a variety of derivative financial instruments, many of which the Trust is not restricted from investing in. There is no reason in the judgment of the Trustees to restrict the Trust's activities with respect to these particular types of investments when to engage in them might under some circumstances provide benefits to the shareholders of the Trust and enhance the Trust's achievement of its primary objective, the generation of income or, under certain circumstances, serve as a hedge against potential loss to the shareholders of the Trust.

         A fourth investment restriction subject to the proposed amendment, which is to be modified rather than deleted, relates to diversification in the investment of the assets of the Trust. The restriction currently states as follows:

                   "The Trustees shall not purchase the securities of any
                    issuer if such purchase at the time thereof would cause more than ten percent (10%) of any class of securities of such issuer (as disclosed by the last available financial statement of such issuer) to be held by the Trust."

         This restriction relates to diversification requirements that are included in the 1940 Act. Section 5(b) of the 1940 Act states that in order for a fund to be treated as a diversified investment company it is required that:

                   "At least 75 per centum of the value of its total assets is represented by cash and cash items (including receivables), Government securities, securities of other investment companies, and other securities for the purposes of this calculation limited in respect of any one issuer ... to not more than 10 per centum of the outstanding voting securities of such issuer."

         The Trustees propose to amend the language of this restriction to track more closely the requirements of the 1940 Act so that as modified the restriction would state:

                   "The Trust may not with respect to 75% of the Trust's total assets purchase securities of any issuer if as a result the Trust would hold more than 10% of the outstanding voting securities of that issuer."

         The current diversification restriction is more restrictive than the 1940 Act requires and since generally mutual funds adopt a diversification restriction that tracks the statutory requirement, the Trust may be at a competitive disadvantage in the consideration of investments which could benefit the shareholders of the Trust. Moreover, with the increasing complexity of financing structures the question of definition of what constitutes a "class of securities" of an issuer can give rise to ambiguities with respect to the Trust's ability to engage in a particular investment which the Trustees believe were not intended at the time that this language was originally adopted.

         Therefore, in order to meet the objectives stated above, the Trustees unanimously recommend that the beneficiaries vote FOR the proposal to amend the Declaration of Trust by eliminating and modifying the investment restrictions contained in the Declaration of Trust as set forth above.

Amendment to provide for the Trust to have a perpetual existence.

         Article VI, Section 3 of the Declaration of Trust deals with its termination and includes a clause based upon the assumption, held at the time of the organization of the Trust, that it could be subject to the so-called rule against perpetuities. The result is that the Trust would terminate automatically upon the expiration of 21 years after the death of certain persons who are named in the Trust, i.e., the original Trustees of the Trust and their then living children. The Trust also provides that it may be terminated at any time by the unanimous vote of the Trustees or by the vote or assent of at least 2/3 of the outstanding beneficial interests thereof, and it is not proposed to change those provisions by this Amendment. In order to avoid the automatic termination of the Trust it is proposed to revise the first paragraph of Article VI, Section 3 so that it would read in full as follows:

         "The Trust shall have a perpetual existence, provided, however, that the Trust may be terminated at any time by the unanimous vote of the Trustees or by a vote or assent representing not less than two-thirds of the outstanding beneficial interests thereof."

It is the Trustees' recommendation that the beneficiaries vote FOR this proposal in order to avoid the automatic termination of the Trust.

Amendment to modify the provisions with respect to amendments to the Declaration of Trust.

         Article VI, Section 4 of the Declaration of Trust currently requires that in order for it to be amended there must be a unanimous instrument in writing signed by all the Trustees and such action must be authorized by the owners of two-thirds of the shares of the Trust then outstanding. Many trust instruments for mutual funds organized in the Massachusetts business trust form employed by the Trust permit amendment by Trustee action without any shareholder consent except for defined exceptions. The Trustees of the Trust, recognizing the difficulty of obtaining a shareholder vote in view of the large shareholder base of the Trust and the fact that many of the shareholders own their shares through intermediaries, propose to amend the Declaration of Trust so that action to amend the Declaration of Trust in the future may be taken by unanimous action of the Trustees, except to the extent that the 1940
Act or other applicable law would require a shareholders vote.

         The Trustees accordingly recommend that the beneficiaries vote for the proposal to amend the Declaration of Trust so that Article IV, Section 4 of the Declaration of Trust would read as follows:

         "This Declaration of Trust may be altered or amended at any time by an instrument in writing signed by all the then Trustees, unless the Investment Company Act of 1940 or other applicable law would require a vote of the Beneficiaries of the Trust. This Article IV, Section 4 may be amended only by a vote of a majority of the holders of beneficial interest voting at any meeting of the Beneficiaries of the Trust at which a quorum for the transaction of business under the terms of the Declaration of Trust is present in person or represented by proxy."


Required Vote.

         The Amended Declaration of Trust will become effective upon shareholder approval. Each amendment will require the affirmative of vote of two-thirds of the outstanding shares of the Trust. If any portion of the proposal is not approved by shareholders of the Trust, the sections of the Declaration of the Trust affected by such proposal will remain unchanged.

               Proposal to Change certain Investment Restrictions
                          and Limitations of the Trust

         In addition to the investment restrictions and limitations of the Trust in its Declaration of Trust the Trust has adopted some corresponding investment restrictions which have been deemed to be fundamental and therefore can be changed only by vote of the shareholders. The proposed changes in the Trust's investment restrictions involve restrictions dealing with the same subject matter and the proposals are made for the same reasons as set forth above the caption "Proposal to Amend the Declaration of Trust -
Amendment to modify or eliminate certain investment restrictions and limitations".

         The current restrictions in effect which would be affected by this item as set forth in the Trust's Statement of Additional Information are the following:

                  "(2) Purchase any securities which would cause the Trust at the time of such purchase to own more than 10% of any class of any issuer.
                   (3) Purchase the securities of any issuer that together with any predecessor have been engaged in continuous operation for less than three years.

                   (10) Invest in puts, calls, straddles, spreads or any combinations thereof.

                   (11) Purchase or retain the securities of any issuer if all Trustees together own more than 1/2 of 1% of the securities of such issuer."

         The proposal, which tracks the proposed changes in the Declaration of Trust refer to above, would delete restrictions (3), (10) and (11) and would modify restriction (2) so that it reads:

        "With respect to 75% of the Trust's total assets purchase securities of any issuer if as a result the Trust would hold more than 10% of the voting securities of such issuer."

         For the reasons stated above under the caption "Proposal to Amend the Declaration of Trust - Amendment to modify or eliminate certain investment restrictions and limitations", the Trustees unanimously recommend that the beneficiaries vote for the proposal to change the investment restrictions and limitations of the Trust as set forth in this section of the proxy statement.

         Approval of this proposal requires the affirmative vote of either (a)
67% of the shares present at the meeting, if the holders of 50% or more of the outstanding shares are present or presented by proxy or (b) more than 50% at of the outstanding voting shares of the Trust, whichever is less. If such vote is not obtained, the foregoing investment limitations will remain in effect unchanged.

                              SHAREHOLDER PROPOSALS

         The Trust does not hold annual shareholder meetings. Beneficiaries wishing to submit proposals for inclusion in a proxy statement for a subsequent shareholder meeting should send their written proposals to the Clerk of the Trust, 150 Federal Street, Boston, MA, 02110-1745.

                       NOTICE TO BANKS, BROKER-DEALERS AND
                       VOTING TRUSTEES AND THEIR NOMINEES

         Please advise the Trust, at 150 Federal Street, Boston, MA 02110-1745, whether other persons are beneficial owners of shares for which proxies are being solicited and, if so, the number of copies of the Proxy Statement and Annual Reports you wish to receive in order to supply copies to the beneficial owners of the respective shares.

                                 OTHER BUSINESS

         There is no other business, so far as is now known to the Trustees, to be acted upon at the meeting. If any other business properly comes up for action at the meeting, proxies will be voted in respect thereof as the Proxy
Committee shall deem best, insofar as the same are not limited to the contrary.


                            NORTHEAST INVESTORS TRUST

NORTHEAST INVESTORS TRUST
[Mailing address for Proxy]

         This Proxy is solicited by the Board of Trustees of Northeast
         Investors Trust (the "Trust").

         This Proxy is solicited by the Board of the Trust for use at a special meeting of beneficiaries to be held on May 16, 2005 at 10:00 a.m.
(Boston time), at the offices of Mintz, Levin, Cohn, Ferris, Glovsky & Popeo,
One Financial Center, Boston, Massachusetts 02111.

         The undersigned hereby appoints Bruce H. Monrad, Gordon C. Barrett and
David A. Randall, and each of them, with full power of substitution, as proxies of the undersigned to vote at the above-stated special meeting, and at all adjournments or postponements thereof, all shares representing interests in the Trust held of record by the undersigned on April 6, 2005, the record date for the meeting, upon the following matters and upon any other matter that may come before the meeting, in their discretion.

         Every properly signed proxy will be voted in the manner specified thereon and, in the absence of specification, will be treated as GRANTING authority to vote FOR each nominee for Trustee and FOR the proposed amendments to the Declaration of Trust and changes in the investment restrictions and limitations of the Trust to conform to such amendment.

         The proxies are authorized in their discretion to vote on any other business which may properly come before the meeting and any adjournments thereof. The proxies shall vote on adjournment in the manner contemplated by the Proxy Statement.

         Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney or executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

To vote by Telephone

1.       Read the Proxy Statement and have the Proxy card below at hand.
2.       Call 1-800-690-6903.
3. Enter the 12-digit control number set forth on the Proxy card and follow the simple instructions.

To vote by Internet

1.       Read the Proxy Statement and have the Proxy card below at hand.
2.       Go to Website www.proxyvote.com.
3. Enter the 12-digit control number set forth on the Proxy card and follow the simple instructions.

Please sign and return promptly in enclosed envelope.  No postage is required.

To Vote, Mark Blocks Below in Blue or Black Ink as Follows:  X

                       Keep This Portion For Your Records
 --------------------------------------------------------------------------------
                      Detach And Return This Portion Only.
              This Proxy Card Is Valid Only When Signed And Dated.
 --------------------------------------------------------------------------------

                            NORTHEAST INVESTORS TRUST

                                [Control Number]

1.       Vote On Trustees

         01)    Ernest E. Monrad                            02)   Bruce H. Monrad
         03)    Fred L. Glimp                               04)   J. Murray Howe
         05)    Peter J. Blampied                           06)   Marshall I. Goldman
         07)    George P. Beal                              08)   Charles R. Daugherty
         09)    Hon Maurice H. Richardson

                                   [ADDITIONAL NAMES]

                    For                      Withhold                     For All
                    All                         All                       Except
                    [_]                         [_]                         [_]


To withhold authority to vote, mark "For All Except" and write the nominee's number on the line below.

________________________________________________________________________


2.       Vote on amendment to Declaration of Trust to permit Trust to have more than seven Trustees

                    For                       Against                     Abstain
                    [_]                         [_]                         [_]

3.       Vote on amendment to Declaration of Trust to modify or eliminate certain investment restrictions and limitations in the
         Declaration of Trust


                    For                       Against                     Abstain
                    [_]                         [_]                         [_]


4.       Vote on amendment to Declaration of Trust to provide for the Trust to have a perpetual existence.


                    For                       Against                     Abstain
                    [_]                         [_]                         [_]


5.       Vote on amendment to Declaration of Trust to modify the provisions with respect to amendments.


                    For                       Against                     Abstain
                    [_]                         [_]                         [_]


6.       Vote on changes in the investment restrictions and limitations of the Trust to conform to Item 3 above.


                    For                       Against                     Abstain
                    [_]                         [_]                         [_]




________________________________________________________________________________________________________
Signature                                  Date               Signature (Joint Owners)              Date


(PLEASE SIGN WITHIN BOX)


EXHIBIT 1 - CHARTER OF THE NOMINATING AND GOVERNANCE COMMITTEE



August 23, 2004                                                  Procedure #1B

                            Northeast Investors Trust

                       Nominating and Governance Committee

                                     of the

                                Board of Trustees


I.       Purpose

         The Nominating and Governance Committee (the "Committee") shall be appointed by the Board of Trustees (the "Board" or "Board of Trustees") of Northeast Investors Trust (the "Trust") to:

         A. Identify individuals qualified to become trustees and recommend to the Board the candidates for all trusteeships to be filled by the Board of Trustees or by the shareholders;
         B. Recommend to the Board of Trustees candidates for membership on Board committees;
         C. Develop and recommend to the Board guidelines for effective corporate governance; and
         D. Lead the Board of Trustees in its annual review of the Board's performance.

II.      Membership

         The Committee's membership is determined by the Board of Trustees and shall consist of at least three (3) Board members, each of whom meet the criteria for independence contained in the rules of the New York Stock Exchange and any other applicable regulations. The Board shall appoint the Chair of the Committee. The Chair will preside at all sessions of the Committee at which he or she is present and will set the agendas for Committee meetings.


III.     Meetings and Reports

         The Committee shall meet as frequently as circumstances dictate. The Chair of the Committee, or any two members of the Committee, may call meetings of the Committee. All meetings of the Committee may be held telephonically. All members of the Board of Trustees are free to suggest items for inclusion in the agenda for the Committee's meetings. The agenda and information concerning the business to be conducted at each Committee meeting shall, to the extent practical, be communicated to the members of the Committee sufficiently in advance of each meeting to permit meaningful review.

         The Committee shall report regularly to the Board (i) following meetings of the Committee, (ii) with respect to such other matters that are within the Committee's responsibilities and (iii) with respect to such recommendations as the Committee may deem appropriate. The report to the Board may take the form of an oral report by the Chair or any other member of the Committee designated by the Committee to make such report. The Committee shall maintain minutes or other records of meetings and activities of the Committee.

IV.      Authority

         The Committee shall perform the following functions related to the purposes of the Committee outlined in Section I of this Charter. The Committee may carry out additional functions and adopt additional policies and procedures as may be appropriate in light of changing business, legislative, regulatory, legal or other conditions. The Committee shall also carry out any other responsibilities and duties delegated to it by the Board of Trustees from time to time related to the purposes of the Committee outlined in Section I of this Charter.

A.       Board Selection, Composition and Evaluation

        1. Establish criteria for the selection of new trustees to serve on the Board of Trustees.

        2. Identify individuals believed to be qualified as candidates to serve on the Board of Trustees, conduct all necessary and appropriate inquiries into the backgrounds and qualifications of such candidates and recommend that the Board select the candidates for all trusteeships to be filled by the Board of Trustees or by the shareholders from such identified individuals.

        3. Review and make recommendations to the Board as to whether members of the Board should stand for re-election. As part of such review, the Committee will review each non-employee trustee against the independence standards on an annual basis and recommend to the Board whether to make an independence determination with respect to each such trustee.

        4. Review and make recommendations, as the Committee deems appropriate, regarding the composition and size of the Board of Trustees in order to ensure the Board has the requisite expertise and its membership consists of persons with sufficiently diverse and independent backgrounds. Consider matters relating to the Trust's trustee retirement policy.

B.       Committee Selection, Composition and Evaluation

        1. Establish, monitor and recommend the purpose, structure and operations of the various committees of the Board, the qualifications and criteria for membership on each committee of the Board and, as circumstances dictate or the Committee otherwise deems appropriate, make any recommendations regarding periodic rotation of trustees among the committees.

        2. Recommend members of the Board of Trustees to serve on the committees of the Board, giving consideration to the criteria for service on each committee as set forth in the charter for each such committee, and, where appropriate, make recommendations regarding the removal of any member of any committee.

        3. Recommend members of the Board of Trustees to serve as the Chair of the committees of the Board.

        4. Evaluate whether the necessary and appropriate committees exist to support the work of the Board and make recommendations to the Board of Trustees for the creation of additional committees or the elimination of Board committees as appropriate.

        5. Periodically review the charter of each committee of the Board and propose modifications to the applicable Committee for consideration as appropriate.

C.       Corporate Governance

        1. Oversee compliance with the Trust's Governance Guidelines, monitor developments in governance, review the Governance Guidelines periodically and propose modifications to the Guidelines to the Board of Trustees for consideration as appropriate.

        2. The Trust has adopted Code of Ethics for Trustees, Officers and Employees. The Committee will periodically review the Guidelines and propose modifications to the Code to the Board of Trustees for consideration as appropriate.

D.       Retention of Outside Advisers

        1. The Committee has the authority to retain counsel, consultants or other outside advisers, with respect to any issue without consulting or obtaining the approval of any officer of the Trust in advance.

        2. The Committee shall have sole authority to retain and terminate any search firm to be used to assist in identifying Board candidates, including the sole authority to approve the search firm's fee and other retention terms.

E.       Annual Evaluations

        1. Lead the Board of Trustees in an annual self-evaluation process to determine whether the Board and its committees are functioning effectively. Receive comments from the Board members and summarize and report annually to the Board of Trustees an assessment of the Board's performance. The assessment should focus on the Board's contribution to the Trust and emphasize those areas in which the Board believes a better contribution could be made. The Committee will establish the criteria to be used in such evaluations.

        2. Assess, on an annual basis, the skills and characteristics of the Board of Trustees and the composition of the Board as a whole. This assessment should include an analysis of the Board's core competencies, including understanding of the financial industry, financial expertise, integrity, wisdom, judgment, commitment to excellence, business experience and acumen, skills, diverse perspectives and availability. As a result of this assessment, the Committee will determine whether the effectiveness of the Board could be enhanced by a change in its membership and the addition of new trustees with other skills and experience.

        3. Review each non-employee trustee against the independence standards on an annual basis and recommend to the Board whether to make an independence determination with respect to each such trustee.

        4. Perform an annual review and evaluation of the Committee's performance, including a review of the Committee's compliance with this Charter. The Committee shall conduct such evaluation and review in such manner as it deems appropriate and report the results of the evaluation to the entire Board of Trustees.